Exhibit 10.33

VIEWRAY, INC.

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (“Agreement”) is made as of January 13, 2017 (the “Effective Date”), by and among ViewRay, Inc., a Delaware corporation (the “Company”), and each of those persons and entities, severally and not jointly, listed as a Purchaser on the Schedule of Purchasers attached as Exhibit A hereto (the “Schedule of Purchasers”).  Such persons and entities are hereinafter collectively referred to herein as “Purchasers” and each individually as a “Purchaser.”

AGREEMENT

In consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and each Purchaser (severally and not jointly) hereby agree as follows:

SECTION 1.AUTHORIZATION OF SALE OF SECURITIES.

The Company has authorized the sale and issuance of shares of its Common Stock, par value $0.01 per share (the “Common Stock”), and warrants in the form of Exhibit B attached hereto (each a “Warrant” and collectively the “Warrants”) on the terms and subject to the conditions set forth in this Agreement.  The shares of Common Stock sold hereunder at the Closing (as defined below) shall be referred to as the “Shares.”  The Shares and the Warrants are referred to collectively as the “Securities.”

SECTION 2.AGREEMENT TO SELL AND PURCHASE THE SECURITIES.

2.1Closing.  At the Closing (as defined in Section 3), the Company will sell to each Purchaser, and each Purchaser will purchase from the Company, (a) the number of Shares set forth opposite such Purchaser’s name on the Schedule of Purchasers at a purchase price of (i) $3.00 per share or (ii) $3.17 per share, as applicable and as further specified on the Schedule of Purchasers; and (b) a Warrant to purchase the number of shares of Common Stock set forth opposite such Purchaser’s name on the Schedule of Purchasers (such shares of Common Stock, the “Underlying Shares”), which Warrant shall have an exercise price equal to $3.17 per Underlying Share, and which Warrant shall have a purchase price equal to $0.125 per Underlying Share underlying such Warrant. The aggregate purchase price for the Shares and Warrants purchased by each Purchaser at the Closing is set forth opposite such Purchaser’s name on the Schedule of Purchasers.

2.2Separate Agreement.  Each Purchaser shall severally, and not jointly, be liable for only the purchase of the Securities that appear on the Schedule of Purchasers that relate to such Purchaser.  The Company’s agreement with each of the Purchasers is a separate agreement, and the sale of Securities to each of the Purchasers is a separate sale.  The obligations of each Purchaser hereunder are expressly not conditioned on the purchase by any or all of the other Purchasers of the Securities such other Purchasers have agreed to purchase.

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SECTION 3.CLOSING AND DELIVERY.

3.1Closing.  The closing of the purchase and sale of the Securities (which Securities are set forth in the Schedule of Purchasers) pursuant to this Agreement (the “Closing”) shall be held on , January 18, 2017 at the offices of Latham & Watkins LLP, 140 Scott Drive, Menlo Park, California 94025, or on such other date and place as may be agreed to by the Company and the Purchasers.  At or prior to the Closing, each Purchaser shall execute any related agreements or other documents required to be executed hereunder, dated as of the date of the Closing (the “Closing Date”).

3.2Issuance of the Securities at the Closing.  At the Closing, the Company shall issue or deliver to each Purchaser (a) evidence of a book entry position evidencing the Shares purchased by such Purchaser hereunder or stock certificates registered in the name of such Purchaser, or in such nominee name(s) as designated by such Purchaser, representing the number of Shares purchased by such Purchaser at the Closing as set forth in the Schedule of Purchasers against payment of the purchase price for such Shares and (b) a Warrant registered in the name of such Purchaser, or in such nominee name(s) as designated by such Purchaser, representing the number of Underlying Shares as set forth in the Schedule of Purchasers.  The name(s) in which the Shares and Warrant are to be issued to each Purchaser are set forth in the Purchaser Questionnaire and the Selling Stockholder Notice and Questionnaire in the form attached hereto as Appendix I and II (the “Purchaser Questionnaire” and the “Selling Stockholder Questionnaire”, respectively), as completed by each Purchaser, which shall be provided to the Company no later than the Closing Date.  The Warrants shall be delivered to each Purchaser (i) in electronic form on the Closing Date and (ii) in physical form promptly following the Closing Date, but in any event within 10 business days following the Closing Date.

3.3Delivery of the Stockholder’s Agreement.  At the Closing, the Company and each Purchaser shall execute and deliver the Stockholder’s Agreement in the form attached hereto as Appendix III (the “Stockholder’s Agreement”), with respect to the registration of the Shares and the Underlying Shares under the Securities Act of 1933, as amended (the “Securities Act”), the filing of a registration statement on Form S-3 (the “Registration Statement”) and the nomination of a director to the Company’s Board of Directors by Puissance Cross Border Opportunities I LP.

SECTION 4.REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

Except as set forth on the Schedule of Exceptions delivered to the Purchasers concurrently with the execution of this Agreement (the “Schedule of Exceptions”) or as otherwise described in the SEC Documents (as defined below), which disclosures qualify these representations and warranties in their entirety, the Company hereby represents and warrants as of the date hereof to, and covenants with, the Purchasers as follows:

4.1Organization and Standing.  The Company and each of its subsidiaries (i) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as presently conducted, and (ii) is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except in the case of clause (ii) above, to the

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extent that the failure to be so qualified or be in good standing would not reasonably be expected to result in (a) a material adverse effect on the validity or enforceability of this Agreement, (b)  a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, or (c) a material adverse effect on the Company’s ability to perform in any material respect its obligations under this Agreement or the Stockholder’s Agreement (any of (a), (b) or (c)) (a “Material Adverse Effect”).

4.2Corporate Power; Authorization.  The Company has all requisite corporate power and authority, and has taken all requisite corporate action, to execute and deliver this Agreement, the Warrants and the Stockholder’s Agreement (collectively, the “Transaction Documents”), sell and issue the Securities and carry out and perform all of its obligations under the Transaction Documents.  Each Transaction Document constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by equitable principles generally, including any specific performance and (iii) with respect to the Stockholder’s Agreement, as rights to indemnity or contribution may be limited by state or federal laws or public policy underlying such laws.

4.3Issuance and Delivery of the Securities.  The Securities have been duly authorized and, when issued and paid for in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable.  The Underlying Shares have been duly authorized and, upon exercise of the Warrants in accordance with their terms, including payment of the exercise price therefore, will be validly issued, fully paid and nonassessable. Assuming the accuracy of the representations made by each Purchaser in Section 5, the offer and issuance by the Company of the Securities is exempt from registration under the Securities Act.

4.4SEC Documents; Financial Statements.  The Company has filed in a timely manner all documents that the Company was required to file with the Securities and Exchange Commission (the “Commission”) under Sections 13, 14(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since becoming subject to the requirements of the Exchange Act.  As of their respective filing dates (or, if amended prior to the date of this Agreement, when amended), all documents filed by the Company with the Commission (the “SEC Documents”) complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder.  None of the SEC Documents as of their respective dates contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Documents (the “Financial Statements”) present fairly the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). Deloitte & Touche LLP, who have certified certain financial statements of the Company and delivered their report with respect to the audited consolidated financial statements and schedules included in the SEC Documents, are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder.

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4.5Capitalization.  The authorized capital stock of the Company consists of 300,000,000 shares of Common Stock and 10,000,000 shares of undesignated preferred stock, par value $0.01 per share (the “Preferred Stock”).  As of the Effective Date, there are no shares of Preferred Stock issued and outstanding and there are 43,581,184 shares of Common Stock issued and outstanding, of which no shares are owned by the Company.  There are no other shares of any other class or series of capital stock of the Company issued or outstanding.  The Company has no capital stock reserved for issuance, except that, as of the Effective Date, there are 11,293,650 shares of Common Stock reserved for issuance pursuant to the Company’s 2008 Stock Option and Incentive Plan, 2015 Equity Incentive Plan (the “2015 Plan”) and 2015 Employee Stock Purchase Plan (the “ESPP”) (as well as any automatic increases in the number of shares of the Company’s Common Stock reserved for future issuance under the 2015 Plan and ESPP) and outstanding warrants to purchase an aggregate of 1,707,736 shares of Common Stock.  There are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) (“Voting Debt”) of the Company issued and outstanding.  Except as stated above, there are no existing options, warrants, calls, subscriptions or other rights, agreements, arrangements or commitments relating to the issued or unissued capital stock of the Company, obligating the Company to issue, transfer, sell, redeem, purchase, repurchase or otherwise acquire or cause to be issued, transferred, sold, redeemed, purchased, repurchased or otherwise acquired any capital stock or Voting Debt of, or other equity interest in, the Company or securities or rights convertible into or exchangeable for such shares or equity interests or obligations of the Company to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment.  The issuance of Common Stock or other securities pursuant to any provision of this Agreement or the Warrant or Underlying Shares will not give rise to any preemptive rights or rights of first refusal on behalf of any person or result in the triggering of any anti-dilution rights.  Except as provided in the Stockholder’s Agreement, there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act.

4.6Litigation.  No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its property is pending or, to the best knowledge of the Company, threatened that will have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.

4.7Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority on the part of the Company or its subsidiaries is required in connection with the consummation of the transactions contemplated by the Transaction Documents except for (a) the filing of a Form D with the Commission under the Securities Act and compliance with the securities and blue sky laws in the states and other jurisdictions in which shares of Common Stock are offered and/or sold, which compliance will be effected in accordance with such laws, (b) the approval by the NASDAQ Global Market of the listing of the Shares and the Underlying Shares and (c) the filing of one or more registration statements and all amendments thereto with the Commission as contemplated by the Stockholder’s Agreement.

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4.8No Default or Consents.  Neither the execution, delivery or performance of the Transaction Documents by the Company nor the consummation of any of the transactions contemplated thereby (including, without limitation, the issuance and sale by the Company of the Securities) will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to, (i) the certificate of incorporation or bylaws of the Company or its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, except in the case of clauses (ii) and (iii) above, for any conflict, breach or violation of, or imposition that would not, individually or in the aggregate, have a Material Adverse Effect.

4.9No Material Adverse Change.  Since September 30, 2016, there have not been any changes in the authorized capital, assets, liabilities, financial condition, business, Material Contracts (as defined below) or operations of the Company from that reflected in the Financial Statements except changes in the ordinary course of business which have not been, either individually or in the aggregate, materially adverse to the business, properties, financial condition or results of operations of the Company.

4.10No General Solicitation.  Neither the Company nor any person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) in connection with the offer or sale of the Securities.

4.11No Integrated Offering.  Neither of the Company or any person acting on its behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any Company security, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) of the Securities Act or require registration of any of the Securities under the Securities Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act.

4.12Intellectual Property.  The Company owns, possesses, licenses or has other rights to use, on reasonable terms, all of the Company’s patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, “Company Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the SEC Documents to be conducted. To the knowledge of the Company, there are no rights of third parties to any Company Intellectual Property, other than as licensed by the Company. To the knowledge of the Company, there is no infringement by third parties of any Company Intellectual Property. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Company Intellectual Property. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Company Intellectual Property. There is no pending or, to the Company’s knowledge, threatened action,

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suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others. The Company is not aware of any facts required to be disclosed to the U.S. Patent and Trademark Office (“USPTO”) which have not been disclosed to the USPTO and which would preclude the grant of a patent in connection with any patent application of the Company Intellectual Property or could form the basis of a finding of invalidity with respect to any issued patents of the Company Intellectual Property.

4.13Disclosure.  The Company understands and confirms that the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company.  To the knowledge of the executive officers of the Company, all due diligence materials regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company to the Purchasers upon their request are, when taken together with the SEC Documents and the Schedule of Exceptions, true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

4.14Contracts.  Each franchise, contract or other document of a character required to be described in the SEC Documents or to be filed as an exhibit to the SEC Documents under the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder (collectively, the “Material Contracts”) is so described or filed, as applicable.

4.15Properties and Assets.  The Company owns or leases all such properties as are necessary to the conduct of its operations as presently conducted, free and clear of any material restriction, mortgage, deed of trust, pledge, lien, security interest or other charge, claim or encumbrance that would have a Material Adverse Effect.

4.16Compliance.  Except as would not, individually or in the aggregate, result in a Material Adverse Effect: (i) the Company is and has been in compliance with statutes, laws, ordinances, rules and regulations applicable to the Company for the ownership, testing, development, manufacture, packaging, processing, use, labeling, storage, or disposal of any product manufactured by or on behalf of the Company or out-licensed by the Company (a “Company Product”), including without limitation, the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 301, et seq., the Public Health Service Act, 42 U.S.C. § 262, similar laws of other governmental entities and the regulations promulgated pursuant to such laws (collectively, “Applicable Laws”); (ii) the Company possesses all licenses, certificates, approvals, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws and/or for the ownership of its properties or the conduct of its business as it relates to a Company Product and as described in the SEC Documents (collectively, “Authorizations”) and such Authorizations are valid and in full force and effect and the Company is not in violation of any term of any such Authorizations; (iii) the Company has not received any written notice of adverse finding, warning letter or other written correspondence or notice from the U.S. Food and Drug Administration (the “FDA”) or any other governmental entity alleging or asserting noncompliance with any Applicable Laws or Authorizations relating to a Company Product; (iv) the Company has not received written notice of any ongoing claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any governmental entity or

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third party alleging that any Company Product, operation or activity related to a Company Product is in violation of any Applicable Laws or Authorizations or has any knowledge that any such governmental entity or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding, nor, to the Company’s knowledge, has there been any noncompliance with or violation of any Applicable Laws by the Company that would reasonably be expected to require the issuance of any such written notice or result in an investigation, corrective action, or enforcement action by the FDA or similar governmental entity with respect to a Company Product; (v) the Company has not received written notice that any governmental entity has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations or has any knowledge that any such governmental entity has threatened or is considering such action with respect to a Company Product; and (vi) the Company has filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete, correct and not misleading on the date filed (or were corrected or supplemented by a subsequent submission). To the Company’s knowledge, neither the Company nor any of its directors, officers, employees or agents, has made, or caused the making of, any false statements on, or material omissions from, any other records or documentation prepared or maintained to comply with the requirements of the FDA or any other governmental entity.

4.17Taxes.  The Company has filed all tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as contemplated in the SEC Documents) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as contemplated in the SEC Documents.

4.18Transfer Taxes.  There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

4.19Investment Company.  The Company is not and, after giving effect to the offering and sale of the Securities, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

4.20Obligations to Related Parties.  There are no obligations of the Company to officers, directors, stockholders, or employees of the Company other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company and (iii) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company). None of the officers, directors or, to the best of the Company’s knowledge, stockholders of the Company or any members of their immediate

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families, is indebted to the Company or has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, other than (a) passive investments in publicly traded companies (representing less than 1% of such company) which may compete with the Company and (b) investments by venture capital funds with which directors of the Company may be affiliated and service as a board member of a company in connection therewith due to a person’s affiliation with a venture capital fund or similar institutional investor in such company.  To the Company’s knowledge, no officer, director or stockholder, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company (other than such contracts as relate to any such person’s ownership of capital stock or other securities of the Company).

4.21No Right of First Refusal.  The Company is not obligated to offer the Shares offered hereunder on a right of first refusal to any third parties.

4.22Voting Agreements.  There are no shareholder agreements, voting agreements or other similar arrangements with respect to the voting of the Company’s capital stock (i) to which the Company is a party or (ii) to the knowledge of the Company, between or among any of the Company’s stockholders.

4.23Insurance.  The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are reasonable and customary in the business in which it is engaged; all policies of insurance and fidelity or surety bonds insuring the Company or its businesses, assets, employees, officers and directors are in full force and effect; the Company is in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.

4.24Price of Common Stock.  The Company has not taken, directly or indirectly, any action designed to cause or result in, or that has constituted or that might reasonably be expected to constitute the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.

4.25Governmental Permits, Etc.  The Company possesses or may reasonably obtain all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct its business, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.

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4.26Foreign Corrupt Practices.  The Company is not nor, to the knowledge of the Company, any director, officer, agent, or employee of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA.

4.27Labor.  No labor problem or dispute with the employees of the Company exists or, to the knowledge of the Company, is threatened, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors, that could have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as contemplated in the SEC Documents.

4.28ERISA.  None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan that is required to be funded, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company that could have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company that would reasonably be expected to have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company compared to the amount of such contributions made in the most recently completed fiscal year of the Company; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company compared to the amount of such obligations in the most recently completed fiscal year of the Company; (iii) any event or condition giving rise to a liability under Title IV of ERISA that could have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company related to their employment that could have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company may have any liability.

4.29Environmental Laws.  The Company (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its

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business and (iii) has not received notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business. The Company has not been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

4.30Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

4.31OFAC. The Company is not nor, to the knowledge of the Company, any director, officer, agent or employee of the Company (i) is currently subject to any sanctions administered or imposed by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, or the United Kingdom (including sanctions administered or controlled by Her Majesty’s Treasury) (collectively, “Sanctions” and such persons, “Sanction Persons”) or (ii) will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person in any manner that will result in a violation of any economic Sanctions by, or could result in the imposition of Sanctions against, any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise). The Company is not nor, to the knowledge of the Company, any director, officer, agent, or employee of the Company or any of its subsidiaries, is a person that is, or is 50% or more owned or otherwise controlled by a person that is: (i) the subject of any Sanctions; or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”). The Company has not engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding 3 years, nor does the Company have any plans to increase its dealings or transactions with Sanctioned Persons, or with or in Sanctioned Countries.

4.32No Disqualification Events. With respect to the Securities to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, or, to the knowledge of the Company, any beneficial owner (as that term is defined in Rule 13d-3 under the Exchange Act) of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together,

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“Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Purchasers a copy of any disclosures provided thereunder.

4.33Notice of Disqualification Events. The Company will notify the Purchasers in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, reasonably be expected to become a Disqualification Event relating to any Issuer Covered Person, in each case of which it is aware.

4.34Brokers.  Neither the Company nor any of the officers, directors or employees of the Company has employed any broker or finder in connection with the transaction contemplated by this Agreement. The Company shall indemnify each Purchaser from and against any broker’s, finder’s or agent’s fees for which the Company is responsible.

4.35Disclosure Materials.  Any disclosure schedule or other information document, delivered or made available to any Purchaser prior to such Purchaser’s execution of this Agreement, and any such document delivered or made available to such Purchaser after such Purchaser’s execution of this Agreement and prior to the Closing with respect to the Securities to be purchased by such Purchaser hereunder (collectively, the “Disclosure Materials”), taken as a whole, do not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

SECTION 5.REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERs.

5.1Each Purchaser, severally and not jointly, represents and warrants to and covenants with the Company that:

(a)Such Purchaser (if an entity) is a validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to enter into and consummate the transactions contemplated by the Transaction Documents and to carry out its obligations hereunder and thereunder, and to invest in the Securities pursuant to this Agreement.

(b)Such Purchaser acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby. Such Purchaser has had an opportunity to receive, review and understand all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities, and has conducted and completed its own independent due diligence. Such Purchaser acknowledges that the Company has made available the SEC Documents and the Disclosure Materials. Based on the information such Purchaser has deemed

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appropriate, it has independently made its own analysis and decision to enter into the Transaction Documents. Except for the representations and warranties in Section 4, as qualified in accordance with the introductory paragraph of Section 4, such Purchaser is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice it deems appropriate) with respect to the execution, delivery and performance of the Transaction Documents, the Securities and the business, condition (financial and otherwise), management, operations, properties and prospects of the Company, including but not limited to all business, legal, regulatory, accounting, credit and tax matters.

(c)The Securities to be received by such Purchaser hereunder will be acquired for such Purchaser’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Such Purchaser is not a broker-dealer registered with the Commission under the Exchange Act or an entity engaged in a business that would require it to be so registered. Such Purchaser understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the securities purchased hereunder except in compliance with the Securities Act, applicable blue sky laws, and the rules and regulations promulgated thereunder.

(d)Such Purchaser is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act. Such Purchaser has determined based on its own independent review and such professional advice as it deems appropriate that its purchase of the Securities and participation in the transactions contemplated by the Transaction Documents (i) are fully consistent with its financial needs, objectives and condition, (ii) comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to such Purchaser, (iii) have been duly authorized and approved by all necessary action, (iv) do not and will not violate or constitute a default under such Purchaser’s charter, by-laws or other constituent document or under any law, rule, regulation, agreement or other obligation by which such Purchaser is bound and (v) are a fit, proper and suitable investment for such Purchaser, notwithstanding the substantial risks inherent in investing in or holding the Securities.

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(e)The execution, delivery and performance by such Purchaser of the Transaction Documents to which such Purchaser is a party have been duly authorized and each has been duly executed and when delivered will constitute the valid and legally binding obligation of such Purchaser, enforceable against such Purchaser in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

(f)Purchaser is not a broker or dealer registered pursuant to Section 15 of the Exchange Act (a “registered broker-dealer”) and is not affiliated with a registered broker dealer.  Purchaser is not party to any agreement for distribution of any of the Securities.

(g)Purchaser shall have completed or caused to be completed and delivered to the Company at no later than the Closing Date, the Purchaser Questionnaire and the Selling Stockholder Questionnaire for use in preparation of the Registration Statement, and the answers to the Purchaser Questionnaire and the Selling Stockholder Questionnaire are true and correct in all material respects as of the date of this Agreement and will be true and correct as of the Closing Date and the effective date of the Registration Statement; provided that such Purchaser shall be entitled to update such information by providing notice thereof to the Company before the effective date of such Registration Statement.

(h)Such Purchaser understands that no United States federal or state agency, or similar agency of any other country, has reviewed, approved, passed upon, or made any recommendation or endorsement of the Company or the purchase of the Securities.

(i)Such Purchaser has no present intent to effect a “change of control” of the Company as such term is understood under the rules promulgated pursuant to Section 13(d) of the Exchange Act.

(j)Such Purchaser has not taken any of the actions set forth in, and is not subject to, the disqualification provisions of Rule 506(d)(1) of the Securities Act.

(k)Such Purchaser did not learn of the investment in the Securities as a result of any general solicitation or general advertising.

(l)Such Purchaser’s residence (if an individual) or offices in which its investment decision with respect to the Securities was made (if an entity) are located at the address immediately below such Purchaser’s name on its signature page hereto.

(m)Such Purchaser (including any person controlling, controlled by, or under common control with such Purchaser, as the term “control” is defined pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and its implementing regulations (the “HSR Act”)) in connection with the consummation of the transactions contemplated by this Agreement will not be required to and will not complete a filing with the U.S. government pursuant to the HSR Act.

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5.2Such Purchaser, who is a Non-U.S. person (as defined below), having been informed by the Company of its reliance on Regulation S, hereby represents and warrants to the Company as follows:

(a)This Agreement is made by the Company with Purchaser, who is a Non-U.S. person, in reliance upon such Purchaser’s representations, warranties and covenants made in this Section 5.2.

(b)Such Non-U.S. person has been advised and acknowledges that:

(1)	the Securities have not been, and when issued, will not be registered under the Securities Act, the securities laws of any state of the United States or the securities laws of any other country;
(2)	in issuing and selling the Securities to Purchaser pursuant hereto, the Company is relying upon the “safe harbor” provided by Regulation S and/or on Section 4(2) under the Securities Act;
(3)

it is a condition to the availability of the Regulation S “safe harbor” that the Securities not be offered or sold in the United States or to a U.S. person until the expiration of a period of one (1) year following the date of the applicable Closing; and

(4)

notwithstanding the foregoing, prior to the expiration of one (1) year after the applicable Closing (the “Restricted Period”), the Securities may be offered and sold by the holder thereof only if such offer and sale is made in compliance with the terms of this Agreement and either:  (A) if the offer or sale is within the United States or to or for the account of a U.S. person (as such terms are defined in Regulation S), the Securities are offered and sold pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or pursuant to an exemption from or a transaction not subject to the registration requirements of the Securities Act; or (B) the offer and sale is outside the United States and to other than a U.S. person.

(c)As used herein, the term “United States” means and includes the United States of America, its territories and possessions, any State of the United States, and the District of Columbia, and the term “U.S. person” (as defined in Regulation S) means:

(1)	a natural person resident in the United States;
(2)	any partnership or corporation organized or incorporated under the laws of the United States;
(3)	any estate of which any executor or administrator is a U.S. person;
(4)	any trust of which any trustee is a U.S. person;

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(5)	any agency or branch of a foreign entity located in the United States;
(6)	any nondiscretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;
(7)	any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated and (if an individual) resident in the United States; and
(8)

a corporation or partnership organized under the laws of any foreign jurisdiction and formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

As used herein, the term “Non-U.S. person” means any person who is not a U.S. person or is deemed not to be a U.S. person under Rule 902(k)(2) of the Securities Act.

(d)Such Non-U.S. person agrees that with respect to the Securities until the expiration of the Restricted Period:

(1)

such Non-U.S. person, its agents or its representatives have not and will not solicit offers to buy, offer for sale or sell any of the Securities, or any beneficial interest therein in the United States or to or for the account of a U.S. person during the Restricted Period; and

(2)

notwithstanding the foregoing, prior to the expiration of the Restricted Period, the Securities may be offered and sold by the holder thereof only if such offer and sale is made in compliance with the terms of this Agreement and either:  (A) if the offer or sale is within the United States or to or for the account of a U.S. person (as such terms are defined in Regulation S), the securities are offered and sold pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or pursuant to an exemption from or a transaction not subject to the registration requirements of the Securities Act; or (B) the offer and sale is outside the United States and to other than a U.S. person; and

(3)	such Non-U.S. person shall not engage in hedging transactions with regard to the Securities unless in compliance with the Securities Act.

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The foregoing restrictions are binding upon subsequent transferees of the Securities, except for transferees pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act.  Such Non-U.S. person agrees that after the Restricted Period, the Securities may be offered or sold within the United States or to or for the account of a U.S. person only pursuant to applicable securities laws.

(e)Such Non-U.S. person has not engaged, nor is it aware that any party has engaged, and such Non-U.S. person will not engage or cause any third party to engage, in any directed selling efforts (as such term is defined in Regulation S) in the United States with respect to the Securities.

(f)Such Non-U.S. person:  (i) is domiciled and has its principal place of business outside the United States; (ii) certifies it is not a U.S. person and is not acquiring  the Securities for the account or benefit of any U.S. person; and (iii) at the time of the applicable Closing, the Non-U.S. person or persons acting on Non-U.S. person’s behalf in connection therewith will be located outside the United States.

(g)At the time of offering to such Non-U.S. person and communication of such Non-U.S. person’s order to purchase the Securities and at the time of such Non-U.S. Person’s execution of this Agreement, the Non-U.S. person or persons acting on Non-U.S. person’s behalf in connection therewith were located outside the United States.

(h)Such Non-U.S. person is not a “distributor” (as defined in Regulation S) or a “dealer” (as defined in the Securities Act).

(i)Such Non-U.S. person acknowledges that the Company shall make a notation in its stock books regarding the restrictions on transfer set forth in this Section 5 and shall transfer such shares on the books of the Company only to the extent consistent therewith.

(j)In particular, such Non-U.S. person acknowledges that the Company shall refuse to register any transfer of the Securities not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from registration.

(k)Such Purchaser understands and agrees that each certificate held by such Non-U.S. person representing the Shares or the Underlying Shares, or any other securities issued in respect of the Shares or the Underlying Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall bear the following legend (in addition to any legend required by this Agreement or under applicable state securities laws):

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN

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AVAILABLE EXEMPTION FROM REGISTRATION AND IN THE CASE OF A TRANSACTION EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.  HEDGING TRANSACTIONS INVOLVING THE SHARES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.  THIS CERTIFICATE MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, PLEDGE, HYPOTHECATION OR ANY OTHER TRANSFER OF ANY INTEREST IN ANY OF THE SHARES REPRESENTED BY THIS CERTIFICATE.

In addition, book entry notations or stock certificates representing the Shares or the Underlying Shares may contain:

(1)	Any legend required by the laws of the State of California, including any legend required by the California Department of Corporations.
(2)	Any legend required by the blue sky laws of any other state to the extent such laws are applicable to the sale of such Shares or the Underlying Shares hereunder.
(3)	A legend regarding affiliate status of such Purchaser set forth in Schedule 1 hereto, in the form included therein.

(l)The Company agrees that at such time as such legend may be removed pursuant to Section 5.2(m), it will, no later than three business days following the delivery by a Purchaser to the Company or the Company’s transfer agent of a certificate or book entry position representing the Shares or the Underlying Shares, as applicable, together with such representations and covenants of such Purchaser or such Purchaser’s executing broker as the Company may reasonably require in connection therewith, deliver or cause to be delivered to such Purchaser a book entry position or certificate representing such shares that is free from any legend referring to the Securities Act.  The Company shall not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.  Certificates for Shares or Underlying Shares subject to legend removal hereunder shall be transmitted by the transfer agent of the Company to such Purchaser by crediting the account of such Purchaser’s prime broker with the Depository Trust Company (“DTC”).  All costs and expenses related to the removal of the legends and the reissuance of any Shares or Underlying Shares shall be borne by the Company.

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(m)The restrictive legend set forth in this section above shall be removed and the Company shall issue a certificate or book entry position without such restrictive legend to the holder of the applicable shares upon which it is stamped or issue to such holder by electronic delivery with the applicable balance account at the DTC or in physical certificated shares, if appropriate, if (i) such Shares and Underlying Shares are registered for resale under the Securities Act (provided that, if such Purchaser is selling pursuant to the effective registration statement registering the Shares or the Underlying Shares for resale, such Purchaser agrees to only sell such Shares or Underlying Shares during such time that such registration statement is effective and such Purchaser is not aware or has not been notified by the Company that such registration statement has been withdrawn or suspended, and only as permitted by such registration statement); (ii) such Shares are sold or transferred pursuant to Rule 144 (if the transferor is not an affiliate of the Company); or (iii) such Shares are eligible for sale without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions.    Any fees (with respect to the transfer agent, the Company’s counsel or otherwise) associated with the issuance of such opinion or the removal of such legend shall be borne by the Company.

5.3Such Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Securities; (b) any foreign exchange restrictions applicable to such purchase; (c) any governmental or other consents that may need to be obtained; and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities.  Such Purchaser’s subscription and payment for and such Purchaser’s continued beneficial ownership of the Securities will not violate any applicable securities or other laws of such Purchaser’s jurisdiction.

5.4Other than consummating the transactions contemplated hereunder, such Purchaser has not, nor has any person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock) (“Short Sales”), of the securities of the Company during the period commencing as of the time that such Purchaser was first contacted by the Company or any other person regarding the transactions contemplated hereby and ending immediately prior to the Effective Date. Notwithstanding the foregoing, in the case of Purchaser being a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of the Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other persons party to this Agreement, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

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5.5Such Purchaser understands that nothing in this Agreement or any other materials presented to such Purchaser in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice.  Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

5.6Restricted Securities.  Such Purchaser understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Securities may be resold without registration under the Securities Act only in certain limited circumstances.  In this connection, such Purchaser represents that it is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

SECTION 6.CONDITIONS TO COMPANY’S OBLIGATIONS AT THE CLOSING.

The Company’s obligation to complete the sale and issuance of the Securities and deliver Securities to each Purchaser, individually, as set forth in the Schedule of Purchasers at the Closing shall be subject to the following conditions to the extent not waived by the Company:

6.1Receipt of Payment.  The Company shall have received payment, by wire transfer of immediately available funds, in the full amount of the purchase price for the number of Securities being purchased by such Purchaser at the applicable Closing as set forth in the Schedule of Purchasers.

6.2Representations and Warranties.  The representations and warranties made by the Purchasers in Section 5 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date. Such Purchaser shall have performed in all material respects all obligations and covenants herein required to be performed by them on or prior to the Closing Date.

6.3Receipt of Executed Documents.  Such Purchaser shall have executed and delivered to the Company the Stockholder’s Agreement, the Purchaser Questionnaire and the Selling Stockholder Questionnaire on or prior to the Closing Date.

SECTION 7.CONDITIONS TO THE PURCHASERS’ OBLIGATIONS AT the CLOSING.

Each Purchaser’s obligation to accept delivery of the Securities and to pay for the Securities at the Closing shall be subject to the following conditions to the extent not waived by such Purchaser:

7.1Representations and Warranties Correct.  The representations and warranties made by the Company in Section 4 hereof shall be true and correct in all material respects as of, and as if made on, the date of this Agreement and as of the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

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7.2Receipt of Executed Stockholder’s Agreement.  The Company shall have executed and delivered to the Purchasers the Stockholder’s Agreement.

7.3Certificate.  Each Purchaser shall have received a certificate signed by the Chief Executive Officer or the Chief Financial Officer to the effect that the representations and warranties of the Company in Section 4 hereof are true and correct in all material respects as of, and as if made on, the date of this Agreement and as of the Closing Date and that the Company has satisfied in all material respects all of the conditions set forth in this Section 7.

7.4Good Standing.  The Company shall be validly existing as a corporation in good standing under the laws of Delaware.

7.5Nasdaq Filing.  The Company shall have filed with Nasdaq a Notification Form: Listing of Additional Shares for the listing of the Shares and the Underlying Shares, which shall have been approved by Nasdaq subject to notice of issuance.

7.6Judgments.  No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby.

7.7Stop Orders. No stop order or suspension of trading shall have been imposed by the NASDAQ Global Market, the Commission or any other governmental regulatory body with respect to public trading in the Common Stock.

SECTION 8.Termination of Obligations to Effect THE Closing; Effects.

8.1The obligations of the Company, on the one hand, and the Purchasers, on the other hand, to effect the Closing shall terminate as follows:

(a)upon the mutual written consent of the Company and Purchasers that agreed to purchase a majority of the Securities to be issued and sold pursuant to this Agreement;

(b)by the Company if any of the conditions set forth in Section 6 shall have become incapable of fulfillment, and shall not have been waived by the Company; or

(c)by a Purchaser (with respect to itself only) if any of the conditions set forth in Section 7 shall have become incapable of fulfillment, and shall not have been waived by the Purchaser;

provided, however, that, except in the case of clauses (b) and (c) above, the party seeking to terminate its obligation to effect an applicable Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

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8.2Nothing in this Section 8 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

SECTION 9.Additional Agreements of the Parties.

9.1Nasdaq Listing. The Company will use commercially reasonable efforts to continue the listing and trading of its Common Stock on Nasdaq and, in accordance, therewith, will use commercially reasonable efforts to comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such market or exchange, as applicable, provided that such obligations shall terminate and be of no further force and effect on the date on which the Company’s obligations under the Stockholder’s Agreement to register or maintain the effectiveness of any registration covering the Registrable Securities (as such term is defined in the Stockholder’s Agreement) shall terminate.

9.2Access to Information. From the date hereof until the Closing, the Company will make reasonably available to the Purchasers’ representatives, consultants and their respective counsels for inspection, such information and documents as the Purchasers reasonably request, and will make available at reasonable times and to a reasonable extent officers and employees of the Company to discuss the business and affairs of the Company.

9.3Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

9.4Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers, or that will be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any trading market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

9.5Confidentiality After the Date Hereof. Each Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, such Purchaser will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

9.6Securities Laws Disclosure. The Company will timely and no later than four (4) business days from the date of this Agreement file a Current Report on Form 8-K (the “8-K”) with the Commission describing the terms of the Transaction Documents (and including as exhibits to such Current Report on Form 8-K the agreements required to be filed in connection therewith).

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SECTION 10.Indemnification.

10.1Indemnification by the Company.  The Company agrees to indemnify and hold harmless each of the Purchasers and each person, if any, who controls any Purchaser within the meaning of the Securities Act (each, an “Indemnified Party”), against any losses, claims, damages, liabilities or expenses, joint or several, to which such Indemnified Party may become subject under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained in this Agreement or any failure of the Company to perform its obligations hereunder, and will reimburse each Indemnified Party for legal and other expenses reasonably incurred as such expenses are reasonably incurred by such Indemnified Party in connection with investigating, defending, settling, compromising or paying such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) the failure of such Indemnified Party to comply with the covenants and agreements contained in Section 5 above respecting sale of the Securities (including the Underlying Shares), or (ii) the inaccuracy of any representations made by such Indemnified Party herein.

SECTION 11.NOTICES.

All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by confirmed facsimile or electronic mail, or mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be deemed given when so sent in the case of facsimile or electronic mail transmission, or when so received in the case of mail or courier, and addressed as follows:

if to the Company, to:

ViewRay, Inc.

2 Thermo Fisher Way

Oakwood Village, Ohio 44146

Attention: Chief Financial Officer

Facsimile: (800) 417-3459

E-Mail:  abansal@viewray.com

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

140 Scott Drive

Menlo Park, California  94025

Attention:  Mark Roeder
Facsimile:  (650) 463-2600

E-Mail:  mark.roeder@lw.com

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or to such other person at such other place as the Company shall designate to the Purchasers in writing; and

(a)if to the Purchasers, at the address as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

SECTION 12.MISCELLANEOUS.

12.1Waivers and Amendments.  Neither this Agreement nor any provision hereof may be changed, waived, discharged, terminated, modified or amended except upon the written consent of the Company and the holders of a majority of the Shares and the Underlying Shares (assuming the exercise of the then-outstanding Warrants).

12.2Binding Effect. Purchaser hereby acknowledges and agrees that this Agreement shall survive the death or disability of Purchaser and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns. If Purchaser is more than one person, the obligations of Purchaser hereunder shall be joint and several and the agreements, representations, warranties and acknowledgments herein shall be deemed to be made by and be binding upon each such person and such person’s heirs, executors, administrators, successors, legal representatives and permitted assigns.

12.3Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

12.4Severability.  In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

12.5Replacement of Shares or Warrants.  If the Shares are certificated and any certificate or instrument evidencing any Shares or Warrants is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Company’s transfer agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and the Company’s transfer agent for any losses in connection therewith or, if required by the transfer agent, a bond in such form and amount as is required by the transfer agent.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares or Warrant.  If a replacement certificate or instrument evidencing any Shares or Warrant is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

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12.6Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. Nothing contained herein and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group, or are deemed affiliates (as such term is defined under the Exchange Act) with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

12.7Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of San Francisco. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City San Francisco for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

12.8Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

12.9Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

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12.10Entire Agreement.  This Agreement and other documents delivered pursuant hereto, including the exhibits, the appendices and the Schedule of Exceptions, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

12.11Payment of Fees and Expenses.  Each of the Company and the Purchasers shall bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

12.12Survival.  The representations, warranties, covenants and agreements made in this Agreement shall survive any investigation made by the Company or the Purchasers and the Closing.

12.13Waiver of Conflicts.  Each party to this Agreement acknowledges that Latham & Watkins LLP, counsel for the Company, has in the past performed and may continue to perform legal services for certain of the Purchasers in matters unrelated to the transactions described in this Agreement, including venture capital financings and other matters.  Accordingly, each party to this Agreement hereby (a) acknowledges that they have had an opportunity to ask for information relevant to this disclosure; (b) acknowledges that Latham & Watkins LLP represented the Company in the transaction contemplated by this Agreement and has not represented any individual Purchaser in connection with such transaction; and (c) gives its informed consent to Latham & Watkins LLP’s representation of certain of the Purchasers in such unrelated matters and to Latham & Watkins LLP’s representation of the Company in connection with this Agreement and the transactions contemplated hereby.

[signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

VIEWRAY, INC.

By:	/s/ Chris A. Raanes
Name:	Chris A. Raanes
Title:	President and Chief Executive Officer

SIGNATURE PAGE TO THE VIEWRAY, INC.

SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

PURCHASERS:

PUISSANCE CROSS BORDER OPPORTUNITIES I LP

By:	/s/ Theodore Wang
Name:	Theodore Wang
Title:	Managing Member of the General Partner

Address:	950 Third Ave., 25th Fl.
New York, NY 10022

SIGNATURE PAGE TO THE VIEWRAY, INC.

SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

PURCHASERS:

KEARNY VENTURE PARTNERS, L.P.

By:	Kearny Venture Associates, LLC, its General Partner

By:	/s/ Caley Castelein, M.D.
Name:	Caley Castelein, M.D.
Title:	Managing Director

KEARNY VENTURE PARTNERS ENTREPRENEUR’S FUND, L.P.

By:	Kearny Venture Associates, LLC, its General Partner

By:	/s/ Caley Castelein, M.D.
Name:	Caley Castelein, M.D.
Title:	Managing Director

SIGNATURE PAGE TO THE VIEWRAY, INC.

SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

PURCHASERS:

Henry A. McKinnell, Jr., Ph.D

/s/ Henry A. McKinnell, Jr., Ph.D.

SIGNATURE PAGE TO THE VIEWRAY, INC.

SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

PURCHASERS:

MARK S. GOLD, M.D.

/s/ Mark S. Gold, M.D.

SIGNATURE PAGE TO THE VIEWRAY, INC.

SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

PURCHASERS:

ajay bansal

/s/ Ajay Bansal

SIGNATURE PAGE TO THE VIEWRAY, INC.

SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

PURCHASERS:

ORBIMED PRIVATE INVESTMENTS III, LP

By:	OrbiMed Capital GP III LLC, its General Partner

By:	OrbiMed Advisors LLC, its Managing Member

By:	/s/ Samuel D. Isaly
Name:	Samuel D. Isaly
Title:	Managing Member

ORBIMED ASSOCIATES III, LP

By:	OrbiMed Advisors LLC, its General Partner

By:	/s/ Samuel D. Isaly
Name:	Samuel D. Isaly
Title:	Managing Member

SIGNATURE PAGE TO THE VIEWRAY, INC.

SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

PURCHASERS:

ALTA BIOEQUITIES, L.P.

By:	Alta Bioequities Management LLC, its General Partner

By:	/s/ Dan Janney
Name:	Dan Janney
Title:	Member

SIGNATURE PAGE TO THE VIEWRAY, INC.

SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

PURCHASERS:

ACUTA OPPORTUNITY FUND, LP

By:	Acuta Capital Partners, LLC, the General Partner

By:	/s/ Manfred Yu
Name:	Manfred Yu
Title:	Chief Operating Officer

ACUTA CAPITAL FUND, LP

By:	Acuta Capital Partners, LLC, the General Partner

By:	/s/ Manfred Yu
Name:	Manfred Yu
Title:	Chief Operating Officer

SIGNATURE PAGE TO THE VIEWRAY, INC.

SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

PURCHASERS:

jmsk ltd

By:	/s/ Steven Gold
Name:	Steven Gold
Title:	General Partner

SIGNATURE PAGE TO THE VIEWRAY, INC.

SECURITIES PURCHASE AGREEMENT

EXHIBIT A

SCHEDULE OF PURCHASERS

Name and Address	Number of Shares[1]	Number of Shares Underlying Warrants	Aggregate Purchase Price of Warrants and Shares
PUISSANCE CROSS BORDER OPPORTUNITIES I LP Attn: Theodore T. Wang, Managing member of the general partner 950 Third Avenue, 25th Floor New York, NY 10022	6,842,975	1,368,595	$20,699,999.38
ACUTA OPPORTUNITY FUND, LP c/o Acuta Capital Partners, LLC 1301 Shoreway Road, Suite 350 Belmont, CA 94002 Attn: Richard Lin, Managing Member (rlin@acutacapital.com) with copy to Manfred Yu, Chief Operating Officer (myu@acutacapital.com)	123,636	24,727	$373,998.88
ACUTA CAPITAL FUND, LP c/o Acuta Capital Partners, LLC 1301 Shoreway Road, Suite 350 Belmont, CA 94002 Attn: Richard Lin, Managing Member (rlin@acutacapital.com) with copy to Manfred Yu, Chief Operating Officer (myu@acutacapital.com)	438,347	87,669	$1,325,999.63
ORBIMED PRIVATE INVESTMENTS III, LP 601 Lexington Ave., Floor 54 New York, NY 10022	327,459	65,491	$990,563.38
ORBIMED ASSOCIATES III, LP 601 Lexington Ave., Floor 54 New York, NY 10022	3,118	623	$9,431.88
KEARNY VENTURE PARTNERS, L.P. 88 Kearny Street, Suite 1800 Attn: Caley Castelein, Kearny Ventures San Francisco CA 94108	323,970	64,794	$980,009.25

[1]	Except as otherwise set forth herein, all amounts reflect a price per share of $3.00 per share.

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Name and Address	Number of Shares[1]	Number of Shares Underlying Warrants	Aggregate Purchase Price of Warrants and Shares
KEARNY VENTURE PARTNERS ENTREPRENEUR’S FUND, L.P. 88 Kearny Street, Suite 1800 Attn: Caley Castelein, Kearny Ventures San Francisco, CA 94108	6,608	1,321	$19,989.13
HENRY A. MCKINNELL, JR., PH.D ViewRay, Inc. 2 Thermo Fisher Way Oakwood Village, Ohio 44146	312,989[2]	62,597	$999,999.76
MARK S. GOLD, M.D. 409 Ponte Vedra Blvd Ponte Vedra Beach, FL 32082	31,298[3]	6,259	$99,997.04
JMSK LTD 409 Ponte Vedra Blvd Ponte Vedra Beach, FL 32082	46,948[4]	9,389	$149,998.79
AJAY BANSAL ViewRay, Inc. 2 Thermo Fisher Way Oakwood Village, Ohio 44146	62,597[5]	12,519	$199,997.37
ALTA BIOEQUITIES, L.P. One Embarcadero Ctr, Suite 3700 San Francisco, CA 94111	82,644	16,528	$249,998.00
TOTAL	8,602,589	1,720,512	$26,099,982.49

[2]	Reflects a price per share of $3.17 per share.
[3]	Reflects a price per share of $3.17 per share.
[4]	Reflects a price per share of $3.17 per share.
[5]	Reflects a price per share of $3.17 per share.

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EXHIBIT B

FORM OF WARRANT

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APPENDIX I

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APPENDIX II

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APPENDIX III

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SCHEDULE OF EXCEPTIONS

[__], 2017

This Schedule of Exceptions is being furnished by ViewRay, Inc., a Delaware corporation, (the “Company”), to the Purchasers listed on Exhibit A to that certain Securities Purchase Agreement of even date herewith by and among the Company and such Purchasers (the “Agreement”) in connection with the execution and delivery of the Agreement, pursuant to Section 4 of the Agreement.  The section numbers in this Schedule of Exceptions correspond to the section numbers in the Agreement; provided, however, any information disclosed under any section number of this Schedule of Exceptions shall be deemed to be disclosed and incorporated into any other section number of this Schedule of Exceptions to the extent it is reasonably apparent on the face of the disclosure that such information is relevant to such other section of this Schedule of Exceptions, and the section headings used below are for convenience only.

Capitalized terms herein shall have the same meaning given them in the Agreement, unless specifically indicated otherwise.  Where terms of a contract or other disclosure items have been summarized or described in this Schedule of Exceptions, such summary or description does not purport to be a complete statement of the material terms of such contract or other item.  Nothing in this Schedule of Exceptions is intended to broaden the scope of any representation or warranty contained in the Agreement or to create any covenant.  Inclusion of any item in this Schedule of Exceptions (1) does not represent a determination that such item is material or establish a standard of materiality, (2) does not represent a determination that such item did not arise in the ordinary course of business and (3) shall not constitute, or be deemed to be, an admission to any third party concerning such item.

1

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SCHEDULE 1

Name

PUISSANCE CROSS BORDER OPPORTUNITIES I LP

ORBIMED PRIVATE INVESTMENTS III, LP

ORBIMED ASSOCIATES III, LP

KEARNY VENTURE PARTNERS, L.P.

KEARNY VENTURE PARTNERS ENTREPRENEUR’S FUND, L.P.

HENRY A. MCKINNELL, JR., PH.D.

MARK S. GOLD, M.D.

JMSK LTD

AJAY BANSAL

Form of Affiliate Legend

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE HELD BY AN AFFILIATE OF THE ISSUER AS DEFINED IN RULE 144 PROMULGATED UNDER THE SECURITIES ACT OF 1933 AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IN COMPLIANCE WITH THE REQUIREMENTS OF RULE 144 OR PURSUANT TO A REGISTRATION STATEMENT UNDER SAID ACT OR AN EXEMPTION FROM SUCH REGISTRATION.”

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